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                                                                    EXHIBIT 99.1

                            WESTERN WASTE INDUSTRIES

                  1983 AMENDED AND RESTATED STOCK OPTION PLAN

                 1.       Purpose.

                 The purpose of this Plan is to provide a means of attracting and retaining key employees to Western Waste Industries (the "Company") and to provide to participating employees incentives for high levels of performance and for unusual efforts to increase the earnings of the Company. Effective September 1, 1990 the Western Waste Industries 1983 Incentive Stock Option Plan is herein amended and restated to permit the grant of both Incentive Stock Options and Non-Qualified Stock Options (hereinafter referred to in the aggregate as "Options") or a combination of each to purchase shares of the Company's Common Stock ("Shares") and is redesignated as the Western Waste Industries Amended and Restated 1983 Stock Option Plan ("Plan"). As used in the Plan, the term "Incentive Stock Option" means an option described in
Section 422A of the Internal Revenue Code of 1986, as amended. The term "Non-Qualified Stock Option" means a stock option other than an Incentive Stock Option.

                 2.       Shares Available Under the Plan.

                 The total number of Shares which may be issued and sold pursuant to Options granted under the Plan shall not exceed 2,000,000(1) Shares, subject to adjustments as provided in Section 5 hereof. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of this Plan.

                 3.       Eligible Participants.

                 The Board of Directors may, from time to time upon such terms and conditions as it may determine, authorize the grant of Options to buy Shares to key employees of the Company, or any of its subsidiaries, and it may fix the number of Shares to be covered by each such Option. To the extent that Incentive Stock Options are granted under this Plan to any employee such that the aggregate fair market value (determined as of the date the Option is granted, hereinafter referred to as the "Date of Grant") of the Shares with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year would exceed an amount equal to $100,000.00, such options shall be treated as Non-Qualified Stock Options to the extent of any such excess. Successive options may be granted to the same person whether or not the option or options first granted to such person remain unexercised.

                 4.       Terms and Conditions of Options.

                 Each Option granted under the Plan shall be evidenced by an agreement executed by the Company and the optionee and shall contain such terms and provisions consistent with the Plan as the Board of Directors may approve, subject to the following:

                          (a)     Option Price.  Subject to subsection (c)
hereof, the purchase price of the Shares covered by each Option shall be determined by the Board of Directors, but shall be no less than the fair market value of the Shares at the time such option is granted. The purchase price of any Shares purchased shall be paid in full in cash or by check at the time of each purchase and shall be delivered to the Company together with a written notice stating the number of Shares with respect to which such Option is being exercised.

__________________________________

(1) Amended to reflect the effect of the two for one stock split which occurred on July 18, 1990.



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                          (b)     Option Period.  Subject to subsection (c)
hereof, each Option and all rights or obligations thereunder shall expire on such date as the Board of Directors shall determine, provided, however, that no Option shall be exercisable later than the tenth anniversary of the date on which the Option is granted, and each Option shall be subject to the earlier termination as hereinafter provided.

                          (c)     Special Rules Applicable to Ten Percent
Shareholders. Notwithstanding the foregoing provisions of subsections (b) and
(c), in the case of an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries, the exercise price for Shares under an Incentive Stock Option granted to such optionee shall not be less than 110% of the fair market value of such Shares on the Date of Grant, as determined by the Board of Directors, nor shall any such Incentive Stock Option be exercisable after the expiration of five (5) years from the Date of Grant.

                          (d)     Exercise of Options.  Each Option shall
become exercisable in such installments, which need not be equal, as the Board of Directors shall determine; provided, however, that each option shall remain exercisable until its expiration or sooner termination as herein provided. No option or installment thereof shall be exercisable except in respect of whole Shares, and fractional interests shall be accumulated and may be exercised with respect to whole Shares.

                          (e)     Continuation of Employment.  No option
granted hereunder shall be, or by its terms become, exercisable unless the optionee shall have been in the continuous employ of the Company, or of any of its subsidiaries, for a period of at least one year commencing on the Date of Grant. Nothing contained in the Plan (or in any Option granted pursuant to the Plan) shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or constitute any contract or agreement of employment or interfere in any way with the right of the Company, or any of its subsidiaries, to reduce such person's compensation from the rate in existence at the time of the granting of an Option or to terminate such person's employment; but nothing contained herein or in any Option agreement shall affect any contractual rights of an employee.

                          (f)     Nontransferability of Options.  No option
granted under this Plan shall be transferable or assignable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of ERISA, or the rules thereunder, or shall be exercisable during the lifetime of the optionee other than by the optionee. Any attempted transfer or assignment by the optionee of any Option under this Plan shall be void and without effect and shall result in the immediate cancellation of that portion of the Option remaining unexercised immediately prior to such attempted transfer or assignment and thereupon the Option agreement entered into by and between the optionee and the Company shall have no further force or effect.

                          (g)     Termination of Employment.  All unexercised
Options of any optionee discharged by the Company, or any of its subsidiaries, for cause shall expire concurrently with such discharge for cause. All unexercised options held by any optionee who ceases to be employed by the Company, or any of its subsidiaries, for any reason other than discharge for cause or death shall, subject to the earlier termination pursuant to Section 4(b) or (c), as applicable, expire three months (or after such shorter period as may be provided in the Option) after termination of such optionee's employment, and during such period after such optionee ceases to be an employee, such Option shall be exercisable only as to those Shares with respect to which installments, if any, had accrued as of the date of such cessation of employment.

                          (h)     Death of Optionee.  Subject to earlier
termination pursuant to Section 4(b) or (c), as applicable, Options held by any optionee shall expire one year (or after such shorter period as may be provided in the Option) after the date of the death of such optionee who dies while employed by the Company, or any of its subsidiaries, or within three months after ceasing to be employed by the Company, or any of its subsidiaries, for any reason other than discharge for cause, and during such period after such death such Option may, to the extent that installments, if any, had accrued as of the date of the termination of such optionee's employment, be exercised by the


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person or persons to whom the optionees rights under the Option shall pass by will or by the applicable laws of descent and distribution.

                          (i)     Privileges of Stock Ownership;
Nondistributive Intent. No optionee shall be entitled to the privilege of ownership as to any Shares not actually issued and delivered to such optionee. Upon the exercise of an Option at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement relating to the Shares issuable upon exercise thereof and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of said Act, the optionee shall represent and warrant in writing to the Company that the Shares purchased are not being acquired with a view to the distribution thereof. No Shares shall be issued upon the exercise of any Option unless and until there is full compliance with any then applicable requirements of the Securities and Exchange Commission, the California Corporations Commissioner, any other regulatory agencies having jurisdiction and any exchanges upon which stock of the Company may be listed.

                 5.       Adjustments.

                          (a)     The Board of Directors shall make or provide
for such adjustments in the Option price and in the number and kind of Shares covered by outstanding Options as it, in its sole discretion, exercised in good faith, may determine to be equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from (i) any stock dividend, stock split, combination of shares, issuances of rights or warrants to purchase stock, recapitalization or other change in the capital structure of the Company, (ii) (subject to Sections 5(b) and 5(d), any merger, consolidation, separation, reorganization, partial or complete liquidation, or
(iii) any other corporate transaction or event having an effect similar to any of the foregoing. No such adjustment shall result in any change in the total price applicable to the unexercised portion of the Option. The Board of Directors shall also make or provide for such adjustments in the number of kind of Shares or other securities which may be sold under this Plan, and in the maximum number of Shares that any person may purchase under Options as the Board of Directors, in its sole discretion exercised in good faith, may determine appropriate to reflect any such transaction. No fractional Shares shall be issued under the Plan on account of any such adjustment.

                          (b)     Upon the dissolution or liquidation of the
Company, this Plan shall terminate, and any Option theretofore granted hereunder shall terminate.

                          (c)     The Board of Directors may, with the
concurrence of the affected optionee, cancel any option granted under this Plan and in lieu thereof may authorize the granting of new Options (which may or may not cover the same number of shares which had been the subject of any prior Option) in such manner, at such Option price and subject to the same terms, conditions and discretions as, under this Plan, would have been applicable had the canceled Options not been granted.

                          (d)     In the event that the Company is acquired by,
sold to or merges with another entity in a transaction in which the Company is not the surviving entity or repurchases its securities in connection with a transaction which results in the Company's becoming a private company, all Options shall immediately become vested in all optionees and may be immediately exercised. The exercise of such Options may be made without regard to the sequence of their issuance. The Company shall, as a condition of any of the above transactions, require that any acquiror of or successor to the Company assume the obligations to permit vesting and exercise of Options granted under the Plan.

                 6.       Administration.

                          (a)     This Plan shall be administered by a
committee (the "Committee") composed of not less than two directors appointed by and serving at the pleasure of the Board of Directors. All references in this Plan to the Board of Directors shall mean the Committee. Directors serving on the Committee may not while serving on the Committee or for one year prior to service on the Committee, actually be or have been granted any option or other right to purchase equity securities pursuant to this Plan or any other plan of the Company, except as permitted under Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended.



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                          (b)      The interpretation and construction by the
Board of Directors of any provisions of the Plan or any agreement, notification or document evidencing the grant of any rights hereunder and any determination by the Board of Directors pursuant to any provision of the Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

                 7. Effective Date of the Plan. The effective date of the Plan is March 17, 1983.

                 8.       Amendment and Termination.

                          (a)     This Plan may be amended, suspended or
terminated from time to time by the Board of Directors but, without further approval of the Shareholders of the Company, no amendment of the Plan shall increase the maximum number of Shares issuable pursuant to Section 2 of the Plan (subject to adjustment pursuant to Section 5) or change the class of persons eligible to participate in the Plan described in Section 3 or cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, to become inapplicable to this Plan. With the consent of an optionee, the Board of Directors may make such modifications of the terms and conditions of such optionee's Option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension, or termination of the Plan shall not, without the consent of the optionee, alter or impair, any rights or obligations under any Option theretofore granted under the Plan.

                          (b)     Unless previously terminated by the Board of
Directors, this Plan shall terminate at the close of business on March 16, 1993, and no Options shall be granted under it thereafter but such termination shall not affect any Option theretofore granted.





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